UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2009

WES CONSULTING, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	333-141022	59-3581576
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

360 Main Street P.O. Box 393 Washington, VA 22747
(Address of Principal Executive Office) (Zip Code)

(540) 675-3149
(Registrant’s telephone number, including area code)

4801 96th Street North
St. Petersburg, FL 33708
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01

Entry into a Material Definitive Agreement.

On July 24, 2009, WES Consulting, Inc. (the “Company”) entered into a material definitive agreement with Belmont Partners, LLC by which Belmont acquired nine hundred seventy-two thousand (972,000) shares of the Company’s common stock.   The transaction closed on August 11, 2009.  Following the transaction, Belmont Partners, LLC controls approximately 80.66% of the Company’s outstanding capital stock.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 23, 2009, Joseph Meuse was appointed to the Board of Directors as well as  President and Secretary of the Company.   On the same date, Sanford Barber and Carol Barber resigned from all positions held in the Company.  On August 5, 2009, Thomas Burress resigned from all positions held in the Company.

Set forth below is certain biographical information regarding the New Director and Officer:

Appointment of Joseph Meuse:  Director, President and Secretary of the Company.

Joseph Meuse, age 39, resides in Warrenton, VA.  Mr. Meuse has been involved with corporate restructuring since 1995.  He is the Managing Member of Belmont Partners, LLC and was previously a Managing Partner of Castle Capital Partners. Additionally, Mr. Meuse maintains a position as a Board Member of numerous public companies.  Mr. Meuse attended the College of William and Mary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WES Consulting, Inc.
(Registrant)

Date:	August 12, 2009	/s/ Joseph Meuse
Signature

Director, President and Secretary
Title